UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2011

CNL Properties Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-168129	27-2876363
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 29, 2011, CNL Properties Trust, Inc. (the “Company”), CNL Securities Corp. (the “Dealer Manager”), CNL Properties Corp. (the “Advisor”), CNL Financial Group, LLC (the “Sponsor”) and Ameriprise Financial Services, Inc. (“Ameriprise”) entered into a Selected Dealer Agreement (the “Selected Dealer Agreement”) pursuant to which Ameriprise has been appointed as a selected dealer to solicit subscriptions for shares of common stock (the “Shares”) in connection with the Company’s initial public offering (the “Offering”). The Dealer Manager, the Advisor and the Sponsor are affiliated entities of the Company. Ameriprise is not affiliated with the Company, the Dealer Manager, the Advisor or the Sponsor.

Pursuant to the terms of the Selected Dealer Agreement, the Dealer Manager generally will (i) pay Ameriprise a selling commission equal to seven percent (7.0%) of the price of each Share for which a sale is completed with respect to Shares offered and sold by Ameriprise (except for Shares sold pursuant to the Company’s distribution reinvestment plan (“DRP”); provided, however, that such selling commission shall be reduced with respect to certain volume sales of Shares to a single purchaser; (ii) reallow to Ameriprise a marketing support fee of up to one and one-half percent (1.5%) of the full price of each Share sold by Ameriprise (except that no such dealer fee shall be paid with respect to Shares sold pursuant to the DRP); provided, however, that no marketing support fee shall be paid to Ameriprise if the aggregate underwriting compensation to be paid to all parties in connection with the Offering exceeds the limitations prescribed by the Financial Industry Regulatory Authority, Inc. (“FINRA”); and (iii) reimburse Ameriprise for its actual out-of-pocket bona fide expenses incurred in connection with Ameriprise’s due diligence investigation of the Company or the Offering subject to certain limitations and to all applicable FINRA rules and regulations.

Subject to certain limitations set forth in the Selected Dealer Agreement, each of the Company, the Dealer Manager, the Advisor and the Sponsor, jointly and severally, agree to indemnify, defend and hold harmless Ameriprise and each person, if any, who controls Ameriprise within the meaning of Section 15 of the Securities Act of 1933, as amended, and any of their respective officers, directors, employees and agents from and against losses, liability, claims, damages and expenses caused by (i) certain untrue statements and alleged untrue statements, omissions or alleged omissions of a material fact made in connection with the Offering, in certain Securities and Exchange Commission or state securities law filings, or in supplemental sales literature approved by the Company for use by Ameriprise; (ii) any communication regarding the valuation of the Shares provided by or on behalf of the Company; or (iii) the breach by the Company, the Dealer Manager, the Advisor or the Sponsor, or any employee or agent acting on their behalf of any of the representations, warranties, covenants, terms and conditions of the Selected Dealer Agreement.

The information set forth above with respect to the Selected Dealer Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Selected Dealer Agreement, which is attached to this report as Exhibit 1.1 and is incorporated into this Item 1.01 disclosure by reference.

Item 8.01	Other Events.

On July 29, 2011, the board of directors of the Company authorized a distribution policy providing for monthly cash distributions of $0.03333 (which is equal to an annualized distribution rate of 4%) together with stock distributions of 0.0025000 shares of common stock (which is equal to an annualized distribution rate of 3%) for a total annualized distribution of

7.0% on each outstanding share of common stock (based on the $10.00 offering price) payable to all common stockholders of record as of the close of business on the first business day of each month. The Company’s board authorized a policy providing for distributions of cash and stock rather than solely of cash in order to retain cash for investment opportunities.

Distributions shall be paid quarterly and will be calculated for each stockholder as of the first day of each month the stockholder has been a stockholder of record in such quarter. The cash portion of such distribution shall be payable and the distribution of shares will be issued on or before the last day of the applicable quarter; however, in no circumstance will the cash distribution and the share distribution be made on the same day. Fractional shares of common stock accruing as distributions will be rounded to the nearest hundredth when issued on the distribution date.

Declarations of distributions pursuant to this policy will begin on the first day of the month immediately following the month in which the Company receives and accepts subscriptions for the minimum offering amount of $2.0 million in shares of common stock in connection with its current public offering, and they shall continue on the first day of each month thereafter. Distributions shall be paid each calendar quarter thereafter as set forth above until such policy is terminated or amended by the Company’s board of directors.

Upon the transfer of shares, cash distributions will be allocated between the transferor and transferee and paid at the end of the quarter. Cash that is accrued but unpaid on the shares up to the date of transfer will be paid to the transferor, and cash accrued and unpaid on the shares on or after the date of transfer will be paid to the transferee. Stock distributions that are accrued and unissued on shares being transferred will be issued at the end of the quarter to the transferor or the transferee depending on whether it is a full or partial transfer of shares. In the case of a partial transfer, stock that is accrued but unissued on the shares up to the date of transfer will be issued to the transferor, and stock accrued and unissued on the shares on or after the date of transfer will be issued to the transferee. In the case of a full transfer, the stock will be issued to the transferee. Transfers may take up to 30 days to be recorded on the stock records of the Company.

Cash distributions may constitute a return of capital for federal income tax and accounting purposes to the extent that such cash distributions exceed earnings and profits of the Company. Such cash distributions will not, however, reduce the stockholders’ aggregate Invested Capital (as defined in the Company’s prospectus dated June 27, 2011).

The distribution of new common stock of the Company will be non-taxable distributions to the recipient stockholders. Each stockholder must allocate the tax basis of his or its old common stock, with respect to which the new common stock was distributed, to the old common stock and the new common stock in proportion to the fair market value of each on the distribution date. For the purpose of determining the basis of each share of old and new common stock, each stockholder should divide the total basis of his or its shares of old common stock by the total number of shares of old and new common stock and allocate that amount to each share of old and new common stock. For purposes of determining short or long term capital gains, the new shares of common stock will have the same holding period as the old shares of common stock with respect to which they were distributed. We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of an investment in our common stock and the cash and stock distributions you receive as a result of ownership of our shares of common stock.

Until such time as the Company has sufficient funds from earnings to pay distributions, the Company intends to fund the cash distributions using proceeds from the offering. The Company also may fund distributions from proceeds of borrowings or may fund distributions using a combination of both borrowing proceeds and offering proceeds.

The Company’s board of directors intends to evaluate this distribution policy on a quarterly basis and reserves the right to change the per share distribution amount or otherwise amend or terminate this distribution policy.

In connection with the announcement of this distribution policy, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Selected Dealer Agreement dated July 29, 2011 among CNL Properties Trust, Inc., CNL Securities Corp., CNL Properties Corp., CNL Financial Group, LLC and Ameriprise Financial Services, Inc.

99.1	Press Release dated August 2, 2011.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 2, 2011	CNL PROPERTIES TRUST, INC.

	By:	/s/ Joseph T. Johnson
	Name:	Joseph T. Johnson
	Title:	Chief Accounting Officer and Senior Vice President

Exhibit No.	Description

1.1	Selected Dealer Agreement dated July 29, 2011 among CNL Properties Trust, Inc., CNL Securities Corp., CNL Properties Corp., CNL Financial Group, LLC and Ameriprise Financial Services, Inc.

99.1	Press Release dated August 2, 2011